EXHIBIT 10.3

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

ALL FOR ONE MEDIA, INC.

The undersigned, Chief Executive Officer of All for One Media, Inc. a Utah corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on ____ __, 2023.

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation to provide by resolution or resolutions for the issuance of up to 5 million shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue ___________ (___,___) shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).

Section 2. Stated Value. Each share of Series B Preferred Stock shall have a stated value of $10.00 per share (the “Stated Value”).

Section 3. Liquidation.

(a)

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series B Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series B Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

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(b)

Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4. Voting and Dividends.

(a)

Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series B Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of Common Stock and Series A Convertible Preferred Stock on all matters and shall not vote as a separate class.

(b)	Dividends. The holders of Series B Preferred Stock will be entitled to dividends, if and when declared and paid, on an as-converted basis with the Common Stock.

Section 5. Conversion.

(a)

Conversion Right. Each share of Series B Preferred Stock may, from time to time, be converted into shares of fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) at a rate determined by dividing the Stated Value by the Conversion Price. The “Conversion Price” will be equal to $0.25 per share, subject to adjustment in accordance with Section 8.

(b)

Conversion Procedure. In order to exercise the conversion privilege under Section 5, the holder of any shares of Series B Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice. At such time as the certificate or certificates representing the Series B Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 5. In case of conversion under Section 5 of only a part of the shares of Series B Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series B Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series B Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series B Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the Series B Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series B Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

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(c)

Maximum Conversion. (i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the holder at such time, the number of shares of Common Stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(i) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(i) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 4.99% Waiver Notice.

(ii)

Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “9.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(ii) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(ii) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 9.99% Waiver Notice.

Section 6. Other Provisions.

(a)

Reservation of Common Stock. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series B Preferred Stock from time to time outstanding.

(b)

Record Holders. The Corporation and its transfer agent, if any, for the Series B Preferred Stock may deem and treat the record holder of any shares of Series B Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series B Preferred Stock.

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Section 8. Certain Adjustments.

(a)

Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series B Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series B Preferred Stock shall receive such consideration as if such number of shares of Series B Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

(b)

Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series B Preferred Stock, the holders shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common Stock.

(c)

Approval of the holders of the Series B Preferred Stock for certain subsequent equity sales. If, at any time while the Series B Preferred Stock is outstanding, other than in connection with any Exempt Issuance (as defined below), the Corporation shall not sell or enter into an agreement to sell Common Stock (including any securities convertible or exchangeable into Common Stock) for consideration lower than the Conversion Price then in effect (or sell or enter into an agreement to sell securities convertible or exercisable into common stock at a conversion or exercise lower than the Conversion Price then in effect), without the prior written consent of the holders of a majority of the then outstanding Series B Preferred Stock. “Exempt Issuance” means (i) shares of Common Stock, restricted stock units or options to purchase Common Stock issued to directors, officers, employees, or consultants of the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Equity Incentive Plan or similar plan approved by the stockholders of the Corporation issued at fair market value, (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities (other than standard options to purchase Common Stock issued pursuant to an Equity Incentive Plan that are covered by clause (i) above) which are outstanding as of the date of issuance of the Series B Preferred Stock, (iii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or pursuant to the terms of this Certificate of Designation (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the date of execution), (iv) securities issued to any placement agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions which must be (A) at least 120% above the price of the common stock or conversion price of the common stock equivalent sold in the financing transaction (and if there is a unit of different securities sold the lowest price of the common stock or the conversion price used in the financing transaction), or (B) such lower or higher price which is approved by the Financial Industry Regulatory Authority as reasonable compensation, (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing persons and (4) persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual ownership of such assets or securities to be acquired by the Corporation (as applicable), or (vi) a strategic transaction approved by a majority of the disinterested directors of the Corporation, provided that (A) any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Corporation in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, (B) the primary purpose of such issuance is not to raise capital, (C) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such strategic transactions, (2) the actual owners of such strategic assets or securities acquired, and (3) the shareholders, partners or members of the foregoing persons, and (D) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such strategic assets or securities to be acquired by the Corporation (as applicable).

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____day of _____2023.

By:
Name:
Title:

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